



CARTER VALIDUS®
MISSION CRITICAL REIT

OVERVIEW

CVMC REIT RISK FACTORS

See Part I Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for the risk factors that we believe are our principal risks. Other factors may exist that we do not consider to be significant based on information that is currently available or that we are not currently able to anticipate.

APPOINTMENT OF NEW CHIEF EXECUTIVE OFFICER



Michael A. Seton
Chief Executive Officer

Upon the resignation of John E. Carter, on April 10, 2018, the board of directors appointed **Michael A. Seton to serve as the Chief Executive Officer**, effective immediately.

More than 20 Years of Real Estate and Investment Experience:

Carter Validus Mission Critical REIT, Inc.
Chief Executive Officer (April 2018)
President (since March 2015)

Carter Validus Mission Critical REIT II, Inc.
Chief Executive Officer (April 2018)
President (since March 2015)

Carter/Validus Advisors, LLC
Chief Executive Officer (April 2018)
Co-Chief Executive Officer (from August 2015 to April 2018)
President (since December 2009)

Carter Validus Advisors II, LLC
Chief Executive Officer (April 2018)
Co-Chief Executive Officer (from August 2015 to April 2018)
President (since January 2013)
Member of Investment Committee (since January 2013)

CV Data Center Growth & Income Fund Manager, LLC
Chief Executive Officer
Member of Investment Committee

CVMC REIT PORTFOLIO SUMMARY (As of 04/30/18)

CARTER VALIDUS MISSION CRITICAL REIT

Healthcare Properties	63
Data Center Properties	3
Notes Receivable	3

% of PORTFOLIO[1]


Other 2%
Data Centers 7%
Healthcare 91%

AT A GLANCE

$1.269 Billion[1]
Remaining Total Investments

$1.296 Billion
Total Dispositions to Date

$3.00 Per Share
Special Distribution
As of 02/15/18

23.0%
Leverage Ratio (Net Debt)[2]

79.1%[2]
Percent Leased

6.7%
Annualized Distribution Rate

2.2%
Avg. Annual Rent Escalation

11.5 Years[2]
Remaining Lease Term

$6.26 Per Share[3]
Net Asset Value
As of 02/15/18

1. On a cost basis and includes future commitments.
2. Excludes Bay Area Regional Medical Center due to tenant default under the lease.
3. Calculated based on the estimated per share net asset value as of September 30, 2017 of $9.26, less the special cash distribution of $3.00.

CARTER VALIDUS MISSION CRITICAL REIT

Recent Developments

TOTAL DISPOSITIONS


io

CARTER VALIDUS® MISSION CRITICAL REIT

Total Dispositions to Date

Sold 17 Data Centers

Sold 1 Healthcare Property

Aggregate Sales Price $1.296 Billion

ASSET SALE RETURNS
UNLEVERAGED RATES OF RETURN[1]



Mapletree Portfolio (14 Properties)
Aggregate Sales Price: $750.0 Million
Internal Rate of Return (IRR) Asset Level: 10.3%



Chicago Data Center
Aggregate Sales Price: $315.0 Million
Internal Rate of Return (IRR) Asset Level: 14.7%



Arizona Data Center Portfolio
Aggregate Sales Price: $142.5 Million
Internal Rate of Return (IRR) Asset Level: 10.0%



Miami International Medical Center
Aggregate Sales Price: $88.0 Million
Internal Rate of Return (IRR) Asset Level: -1.1%

1. IRR is calculated using property rental income and expenses (excluding property management fees) on a cash basis and gross proceeds from sales less disposition fees and closing costs.

RECENT DEVELOPMENTS

SPECIAL DISTRIBUTION

NAV PER SHARE AS OF 9.30.17	SPECIAL DISTRIBUTION AS OF 2.15.18	STATEMENT VALUE & NAV PER SHARE AS OF 2.15.18
$9.26	$3.00	$6.26

$3.00
per share
or approximately
$556.2 Million

SHARE REPURCHASE PROGRAM (SRP)

Announced 04/30/18 suspension of **Share Repurchase Program** (through 12/31/18)

5%
Annual limit reached in April 2018

DETERMINATION OF 2018 NAV VALUATION DATE

NAV valuation date will be **June 30, 2018.** The 2017 estimated NAV was calculated as of September 30, 2017.

$6.26
Per Share
(NAV as of 02/15/18)

BAY AREA REGIONAL MEDICAL CENTER


Texas Gulf Coast Medical Group
250

May 4, 2018, Bay Area Regional Medical Center (BARMC) announced closing of operations on May 10, 2018

CVMC is actively communicating with BARMC

CVMC will seek all rights and remedies to enforce obligations under the lease

Portion of CVMC Portfolio: 27.2% of contractual rental revenue from continuing operations (as of 03/31/18)

Seek to maximize stockholder value through a potential new tenant lease and/or sale of the property

WALNUT HILL MEDICAL CENTER

- Is vacant and remains available for lease or sale

- CBRE has been engaged to lease the building to a single tenant or multiple tenants or to sell the property

- We have generated interest for strategic options for the building

- We will choose the path that maximizes the best outcome for our stockholders

OUTLOOK FOR 2018

- Pursue liquidity for remainder of data centers assets
- Active asset management of healthcare portfolio
- Ultimately seek full liquidity or other exit





CARTER VALIDUS®
MISSION CRITICAL REIT

OVERVIEW